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EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2) and related Prospectus of WARP Technology Holdings, Inc. for the registration of 30,765,704 shares of its common stock and to the incorporation by reference therein of our report dated October 9, 2003, with respect to the consolidated financial statements of WARP Technology Holdings, Inc., included in its Annual Report (Form 10-KSB) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.


New York, New York
April 5, 2005